Exhibit 99.1

Press Release

Release date: February 23, 2017

Communications Sales & Leasing, Inc. Reports Fourth Quarter and           Full Year 2016 Results

Announces $170 Million Acquisition of Hunt Telecom

#1 E-Rate Program Service Provider of K-12 Schools in Louisiana

140,000 Fiber Strand Miles

•	Revenues of $206.9 Million and $770.4 Million for the Fourth Quarter and Full Year
•	Net Loss of $0.04 Per Diluted Common Share for each of the Fourth Quarter and Full Year
•	AFFO Per Diluted Common Share of $0.66 and $2.61 for the Fourth Quarter and Full Year
•	Closed Acquisition of Network Management Holdings LTD (“NMS”)
•	Introduces 2017 Financial Outlook
•	Announces Corporate Name Change

LITTLE ROCK, Ark., February 23, 2017 (GLOBE NEWSWIRE) -- Communications Sales & Leasing, Inc. ("CS&L" or the “Company”) (Nasdaq: CSAL) today announced its results for the fourth quarter and year end 2016, and that it will change its corporate name to Uniti Group Inc.  The Company’s ticker symbol on the Nasdaq Stock Market will change to “UNIT” effective at market open on February 27, 2017.

The Company also announced a definitive agreement to acquire Hunt Telecommunications, LLC (“Hunt”) for initial consideration of $170 million in cash and equity.  Hunt is a leading provider of data transport to K–12 schools and government agencies with a dense network of 140,000 fiber strand miles and 2,600 fiber route miles in Louisiana.

"We made excellent progress during 2016 executing our strategy.  We deployed over $700 million of capital in mission critical communication infrastructure assets, continued to diversify our revenues with high quality customers, expanded our management team, and established Uniti Fiber as a platform for future growth.” said Kenny Gunderman, President and CEO.

Mr. Gunderman continued, “The acquisition of Hunt advances CS&L’s diversification strategy, and accelerates Uniti Fiber’s focus on the growing E-Rate, enterprise and government sectors. As we integrate Hunt and Uniti Fiber, we expect to capture $2.5 million in annual run-rate cost savings within 18 months from closing”.

FOURTH QUARTER 2016 RESULTS

Revenues for the fourth quarter of 2016 were $206.9 million.  Net loss and Adjusted EBITDA was $4.4 million and $177.2 million, respectively, for the same period.  Net loss attributable to common shares was $6.2 million, or ($0.04) per diluted share, for the period.  Adjusted Funds From Operations (“AFFO”) attributable to common shares was $101.8 million, or $0.66 per diluted common share.

Uniti Fiber contributed $31.6 million of revenues and $11.1 million of Adjusted EBITDA for the fourth quarter of 2016.  Uniti Fiber’s results include a full quarter of operations for both Tower Cloud, Inc. (“Tower Cloud”) and PEG Bandwidth (“PEG”).  Uniti Fiber’s capital expenditures during the quarter included $21.1 million of success-based and $1.2 million related to maintenance.

FULL YEAR 2016 RESULTS

Revenues for the year ended December 31, 2016 were $770.4 million.  Net loss and Adjusted EBITDA was $0.2 million and $690.2 million, respectively, for the same period.  Net loss attributable to common shares was $5.5 million, or ($0.04) per diluted share, for the year.  AFFO attributable to common shares was $398.5 million, or $2.61 per diluted common share.

Uniti Fiber contributed $70.6 million of revenues and $25.9 million of Adjusted EBITDA for the year ended 2016.  Uniti Fiber’s results for the full year include the operations for Tower Cloud for the period following its acquisition on August 31, 2016 and PEG for the period following its acquisition on May 2, 2016.  Uniti Fiber’s capital expenditures during 2016 included $32.8 million of success-based and $3.3 million related to maintenance.

INVESTMENT ACTIVITIES

On January 31, 2017, the Company closed the acquisition of Network Management Holdings LTD (“NMS”) for an initial purchase price of $62.6 million.

On February 22, 2017, the Company entered into a definitive agreement to acquire Hunt for initial consideration of $114.5 million in cash and approximately 2.1 million operating partnership units.  Hunt shareholders may receive additional contingent equity consideration upon Hunt achieving certain defined operational and financial milestones.  The Company expects to fund the cash portion of the purchase price with available unrestricted cash and cash equivalents, and borrowings under its revolving credit facility. The acquisition is expected to close during the third quarter of 2017 and is subject to customary closing conditions.

FINANCING TRANSACTIONS

On December 15, 2016, the Company issued $400 million of aggregate principal amount of 7.125% Senior Unsecured Notes due December 15, 2024.  Proceeds from the issuance were used to repay existing borrowings under our revolving credit facility and increase unrestricted cash and cash equivalents.

In October 2016 and February 2017, the Company entered into two separate transactions that repriced $2.1 billion of term loans outstanding under its revolving credit agreement.  Under each transaction, the interest rate decreased 50 basis points.  The term loans currently accrue interest at LIBOR plus 3.00% per annum (with a LIBOR minimum of 1%).  Collectively, these transactions reduced the Company’s annual interest costs by approximately $21 million.

At quarter-end, the Company had $171.8 million of unrestricted cash and cash equivalents, and its $500 million revolving credit agreement was completely undrawn.  The Company’s leverage ratio at quarter end was 5.7x based on Net Debt to Annualized Adjusted EBITDA.

As previously reported, on February 14, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.60 per common share, payable on April 14, 2017 to stockholders of record on March 31, 2017.

CORPORATE NAME CHANGE

The Company will change its corporate name to Uniti Group Inc. for alignment with the brand name of its principal business units – Uniti Towers, Uniti Fiber and Uniti Leasing.  Effective at market open on February 27, 2017, trading for Uniti Group Inc. will begin under the symbol “UNIT” (NASDAQ: UNIT). The Company’s common stock will continue to trade under the ticker symbol “CSAL” on NASDAQ until market close on February 24, 2017. The name change does not affect the rights of the Company’s stockholders. No action is required by stockholders with respect to the name change.  The Company’s new website is www.uniti.com.

FULL YEAR 2017 OUTLOOK

The Company expects full year 2017 net income (loss) attributable to common shares to range between ($0.05) and $0.00 per diluted share.  AFFO is expected to range between $2.59 and $2.63 per diluted common share. The current outlook excludes the impact of the acquisition of Hunt and any future acquisitions and capital market transactions. Actual results could differ materially from these forward-looking statements.

The Company’s outlook for 2017 reflects the following (in millions):

	Full Year 2017
Revenue	$841	to	$847
Adjusted EBITDA(1)	712	to	718
Interest expense(2)	294	to	294

Applicable to common shareholders:
Net income (loss)	(7)	to	(1)
FFO(1)	360	to	366
AFFO(1)	402	to	408
Weighted-average common shares outstanding - diluted	155	to	156
________________________
(1)See “Non-GAAP Financial Measures” below
(2)Includes amortization of deferred financing costs and debt discounts. See reconciliation of components of interest expense below

ADVISORS

Stephens Inc. and Citigroup Inc. served as financial advisors and Davis Polk & Wardwell LLP served as legal counsel to CS&L in connection with the Hunt acquisition.

CONFERENCE CALL

CS&L will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 44926382.  The conference call will be webcast live and can be accessed on the Company’s website at www.cslreit.com.  A replay of the webcast will be available following the call on the Company’s website, beginning on February 24, 2017 at approximately 2:00 pm Eastern Time and will remain available for 14 days.

ABOUT CS&L

CS&L, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of January 31, 2017, CS&L owns 4.2 million fiber strand miles, 468 wireless towers, and other communications real estate throughout the United States and Mexico. Additional information about CS&L can be found on its website at www.cslreit.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, those regarding our business strategies, growth prospects, industry trends, sales opportunities, operating and financial performance, 2017 financial results and the anticipated closing of, and benefits of, the Hunt transaction.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the risk that the Hunt transaction agreement may be modified or terminated prior to expiration; risks related to satisfying the conditions to the Hunt transaction; and additional factors described in our reports filed with the SEC.

CS&L expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Communications Sales & Leasing, Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	December 31, 2016	December 31, 2015
Assets:
Property, plant and equipment, net	$2,670,037	$2,374,760
Cash and cash equivalents	171,754	142,498
Accounts receivable, net	15,281	2,083
Goodwill	262,334	-
Intangible assets, net	160,584	10,530
Straight-line revenue receivable	29,088	11,795
Other assets	9,674	970
Total Assets	$3,318,752	$2,542,636

Liabilities, Convertible Preferred Stock and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities	$40,977	$10,409
Accrued interest payable	27,812	24,440
Deferred revenue	261,404	67,817
Derivative liability	6,102	5,427
Dividends payable	94,607	90,507
Deferred income taxes	28,394	5,714
Capital lease obligations	54,535	-
Contingent consideration	98,600	-
Notes and other debt, net	4,028,214	3,505,228
Total Liabilities	4,640,645	3,709,542

Commitments and contingencies

Convertible preferred stock, Series A, $0.0001 par value, 88 shares authorized, issued and outstanding, $87,500 liquidation value	80,552	-

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 155,139 shares at December 31, 2016 and 149,862 at December 31, 2015	15	15
Additional paid-in capital	141,092	1,392
Accumulated other comprehensive loss	(6,369)	(5,427)
Distributions in excess of accumulated earnings	(1,537,183)	(1,162,886)
Total shareholders’ deficit	(1,402,445)	(1,166,906)
Total Liabilities, Convertible Preferred Stock and Shareholders’ Deficit	$3,318,752	$2,542,636

Communications Sales & Leasing, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended	Period from April 24
	2016	2015	December 31, 2016	to December 31, 2015
Revenues:
Leasing	$170,152	$167,483	$677,368	$458,614
Fiber infrastructure	31,573	-	70,568	-
Consumer CLEC	5,195	6,449	22,472	17,700
Total revenues	206,920	173,932	770,408	476,314

Costs and expenses:
Interest expense	70,787	66,489	275,394	181,797
Depreciation and amortization	100,522	87,033	375,970	238,748
General and administrative expense	11,783	3,818	35,402	11,208
Operating expense (exclusive of depreciation, accretion and amortization)	19,346	4,854	49,668	13,743
Transaction related costs	9,234	4,333	33,669	5,210
Total costs and expenses	211,672	166,527	770,103	450,706

(Loss) income before income taxes	(4,752)	7,405	305	25,608
Income tax (benefit) expense	(382)	239	517	738
Net (loss) income	(4,370)	7,166	(212)	24,870
Participating securities’ share in earnings	(393)	(397)	(1,557)	(1,152)
Dividends declared on convertible preferred stock	(656)	-	(1,743)	-
Amortization of discount on convertible preferred stock	(744)	-	(1,985)	-
Net (loss) income applicable to common shareholders	$(6,163)	$6,769	$(5,497)	$23,718

(Loss) earnings per common share:
Basic	$(0.04)	$0.05	$(0.04)	$0.16
Diluted	$(0.04)	$0.05	$(0.04)	$0.16

Weighted average number of common shares outstanding:
Basic	155,137	149,841	152,473	149,835
Diluted	155,137	149,841	152,473	149,835

Dividends declared per common share	$0.60	$0.60	$2.40	$1.64

Communications Sales & Leasing, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31, 2016	Period from April 24 to December 31, 2015
Cash flow from operating activities:
Net (loss) income	$(212)	$24,870
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	375,970	238,748
Amortization of deferred financing costs	7,823	4,832
Amortization of debt discount	8,179	5,172
Deferred income taxes	(2,186)	(1,211)
Straight-line revenues	(17,293)	(11,795)
Stock-based compensation	4,846	1,934
Other	936	(3)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(3,516)	(215)
Other assets	(1,365)	(1,148)
Accounts payable, accrued expenses and other liabilities	2,806	32,024
Net cash provided by operating activities	375,988	293,208

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(488,788)	-
Consideration paid to Windstream Services	-	(1,035,029)
Acquisition of ground lease investments	(11,543)	-
Other capital expenditures	(34,900)	(44,413)
Net cash used in investing activities	(535,231)	(1,079,442)

Cash flows from financing activities:
Principal payment on debt	(22,027)	(10,700)
Dividends paid	(367,830)	(156,854)
Proceeds from issuance of Term Loans	-	1,127,000
Proceeds from issuance of Notes	548,875	-
Borrowings under revolving credit facility	641,000	-
Payments under revolving credit facility	(641,000)	-
Capital lease payments	(1,549)	-
Deferred financing costs	(20,557)	(30,057)
Common stock issuance, net of costs	54,213	(543)
Net share settlement	(2,359)	(113)
Cash in-lieu of fractional shares	-	(19)
Net cash provided by financing activities	188,766	928,714

Effect of exchange rate changes on cash and cash equivalents	(267)	-
Net increase in cash and cash equivalents	29,256	142,480
Cash and cash equivalents at beginning of period	142,498	18
Cash and cash equivalents at end of period	$171,754	$142,498

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$5,752	$-
Tenant capital improvements	$156,972	$68,569
Acquisition of businesses through non-cash consideration	$259,996	$-
Issuance of notes and other debt to Windstream Services, net of deferred financing costs ($34,681)	$-	$2,412,829

Communications Sales & Leasing, Inc.

Reconciliation of Net Income to FFO, NFFO and AFFO

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended	Period from April 24
	2016	2015	December 31, 2016	to December 31, 2015
Net (loss) income applicable to common shareholders	$(6,163)	$6,769	$(5,497)	$23,718
Real estate depreciation and amortization	89,870	86,069	351,548	236,177
Participating securities’ share in earnings	393	397	1,557	1,152
Participating securities’ share in FFO	(393)	(410)	(1,557)	(1,218)
FFO applicable to common shareholders	83,707	92,825	346,051	259,829
Transaction related costs	9,234	4,333	33,669	5,210
NFFO applicable to common shareholders	92,941	97,158	379,720	265,039
Amortization of deferred financing costs	2,183	1,793	7,823	4,832
Amortization of debt discount	2,215	1,919	8,179	5,172
Stock based compensation	1,368	817	4,846	1,934
Non-real estate depreciation and amortization	10,652	964	24,422	2,571
Straight-line revenues	(4,119)	(4,298)	(17,293)	(11,795)
Maintenance capital expenditures	(1,232)	-	(3,327)	-
Amortization of discount on convertible preferred stock	744	-	1,985	-
Other non-cash (revenue) expense, net	(2,976)	(562)	(7,818)	(676)
AFFO applicable to common shareholders	$101,776	$97,791	$398,537	$267,077

Per diluted common share:
EPS	$(0.04)	$0.05	$(0.04)	$0.16
FFO	$0.54	$0.62	$2.27	$1.73
NFFO	$0.60	$0.65	$2.49	$1.77
AFFO	$0.66	$0.65	$2.61	$1.78

Weighted average common shares used to calculate basic Earnings per common share	155,137	149,841	152,473	149,835
Effect of dilutive non-participating securities	138	-	129	-
Weighted average common shares used to calculate diluted FFO, NFFO and AFFO per common share	155,275	149,841	152,602	149,835

Communications Sales & Leasing, Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended December 31,		Year Ended	Period from April 24
	2016	2015	December 31, 2016	to December 31, 2015
Net (loss) income	$(4,370)	$7,166	$(212)	$24,870
Depreciation and amortization	100,522	87,033	375,970	238,748
Interest expense	70,787	66,489	275,394	181,797
Income tax (benefit) expense	(382)	239	517	738
EBITDA	166,557	160,927	651,669	446,153
Stock based compensation	1,368	817	4,846	1,934
Transaction related costs	9,234	4,333	33,669	5,210
Adjusted EBITDA	$177,159	$166,077	$690,184	$453,297

Adjusted EBITDA:
Leasing	$164,821	$164,482	$659,198	$449,340
Fiber Infrastructure	11,139	-	25,912	-
Consumer CLEC	1,199	1,595	5,074	3,957
	$177,159	$166,077	$690,184	$453,297

Annualized Adjusted EBITDA(1)	$708,636

As of December 31, 2016:
Total Debt(2)	$4,222,502
Cash and cash equivalents	171,754
Net Debt	$4,050,748

Total Debt/Annualized Adjusted EBITDA	6.0x

Net Debt/Annualized Adjusted EBITDA	5.7x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $54.5 million of capital leases, but excludes $139.8 million of unamortized discounts and deferred financing costs.

Communications Sales & Leasing, Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2017
Net income applicable to common shareholders	($7) to ($1)
Participating securities’ share in earnings	1.4
Dividends declared on convertible preferred stock	2.6
Amortization of discount on convertible preferred stock	3.0
Net Income(2)	$ - to $6
Interest expense	294
Depreciation and amortization	410
Income tax expense	1
EBITDA(2)	$705 to $711
Stock based compensation	7
Adjusted EBITDA(2)	$712 to $718

(1)

The foregoing projections reflect management’s outlook excluding the impact of the acquisition of Hunt or future acquisitions, capital market transactions, changes in market conditions, and other factors.  These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.

Communications Sales & Leasing, Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2017
Net income applicable to common shareholders	($0.05) to $0.00
Real estate depreciation and amortization	2.37 to 2.35
Participating securities share in earnings	0.01
Participating securities share in FFO	(0.01)
FFO applicable to common shareholders(2)	$2.31 to $2.36
Transaction related costs	-
NFFO applicable to common shareholders(2)	$2.31 to $2.36
Amortization of deferred financing costs and debt discount	0.15
Stock based compensation	0.05 to 0.04
Non-real estate depreciation and amortization	0.28
Straight-line revenues	(0.09)
Maintenance capital expenditures	(0.03)
Amortization of discount on convertible preferred stock	0.02
Other non-cash revenue, net	(0.10)
AFFO applicable to common shareholders(2)	$2.59 to $2.63

(1)

The foregoing projections reflect management’s outlook excluding the impact of the acquisition of Hunt or future acquisitions, capital market transactions, changes in market conditions, and other factors.  These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add to FFO, NFFO and AFFO applicable to common shareholders due to rounding.

Components of Interest Expense(1)

(In millions)

Year Ended December 31, 2017
Interest expense on debt obligations	$271
Amortization of deferred financing cost and debt discounts	23
Interest expense(2)	$294

(1)

The foregoing projections reflect management’s outlook excluding the impact of the acquisition of Hunt or future acquisitions, capital market transactions, changes in market conditions, and other factors.  These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), Normalized Funds From Operations (“NFFO”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO, NFFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income applicable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines NFFO, as FFO excluding the impact, which may be recurring in nature, of transaction and integration related costs. The Company defines AFFO, as NFFO excluding (i) non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, revenue associated with the amortization of tenant capital improvements and (ii) the impact, which may be recurring in nature, of maintenance capital expenditures, the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, changes in the fair value of contingent consideration and financial instruments and similar items. We believe that the use of FFO, NFFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO, NFFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO, NFFO and AFFO, and their respective per share amounts, only as performance measures, and FFO, NFFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO, NFFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO, NFFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA, NFFO and AFFO differently than we do.

INVESTOR CONTACT:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@cslreit.com

Jim Volk, 501-850-0872

VP, Finance & Investor Relations

jim.volk.cslreit.com